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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                          PURSUANT TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported): March 20, 2001



                            BIG FOOT FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


   ILLINOIS                      000-21491                   36-410848-0
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)



                       1190 RFD, LONG GROVE, IL 60047-7304
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (847)-634-2100


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

         On March 20, 2001, Big Foot Financial Corp. (the "Company"), the holding company for Fairfield Savings Bank, F.S.B., a federal savings bank (the "Bank"), issued a news release announcing that Mr. George M. Briody and Mr. F. Gregory Opelka will retire as President and Chief Executive Officer, and Executive Vice President, respectively, of both the Company and the Bank, effective as of March 31, 2001. Mr. Briody will serve as the Chairman of the Board of Directors of both the Company and the Bank and Mr. Opelka will continue to serve as a director of both the Company and the Bank. Mr. Timothy L. McCue, the current Senior Vice President and Chief Financial Officer of both the Company and the Bank, has been appointed by the Board of Directors to succeed Mr. Briody as President and Chief Executive Officer, effective as of March 31, 2001. Mr. McCue will also serve as a director of both the Company and the Bank. Mr. Michael Cahill, the current Vice President, Controller of the Bank, has been appointed by the Board of Directors as the Senior Vice President and Chief Financial Officer of the Company and the Bank, effective as of March 31, 2001. A copy of the news release containing such announcement is filed herewith as
Exhibit 99.1 and incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

(a)      None.
(b)      None.
(c)      Exhibits. The following Exhibits are filed as part of this report:

Exhibit No.                        Description
-----------                        -----------
   99.1                 Press Release issued March 20, 2001


















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         BIG FOOT FINANCIAL CORP.


                                         By:   /s/ Timothy L. McCue
                                               --------------------
                                               Timothy L. McCue
                                               Senior Vice President and Chief
                                               Financial Officer


Dated:   March 20, 2001




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                                  EXHIBIT INDEX



         Exhibit                            Description
         -------                            -----------
           99.1                 Press Release issued March 20, 2001